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                                                                    EXHIBIT 99.1

                         DOMINGUEZ SERVICES CORPORATION
                  SPECIAL MEETING OF SHAREHOLDERS MAY 12, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Brian J. Brady and John S. Tootle, and each of them, as proxies for the undersigned, with the full power of substitution, to act and to vote as designated on the reverse side of this Proxy with respect to the approval of the Amended Merger Agreement, and to act and vote in their discretion with respect to any other matters properly brought before the meeting, all the shares the undersigned would be entitled to vote at the Special Meeting of Shareholders of Dominguez Services Corporation on May 12, 1999 and at any adjournment of postponement thereof. Both of the proxies present and acting at the meeting or any adjournment or postponement thereof (or, if only one shall be present and act, then that one) shall vote this Proxy.


     PLEASE SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS PROXY WILL NOT BE USED IF YOU ATTEND THE MEETING AND SO REQUEST.


     The Board of Directors recommends a vote "FOR" approval of the Amended Merger Agreement.


     The Shareholder(s) signing this Proxy hereby revoke(s) any proxy heretofore given to vote at said meeting and any adjournment or postponement thereof.

     Receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement is hereby acknowledged.


     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE SHAREHOLDER(S). IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED "FOR" APPROVAL OF THE AMENDED MERGER AGREEMENT.


             (Continued and to be signed and dated on reverse side)
--------------------------------------------------------------------------------


  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDED MERGER
                                   AGREEMENT


                                                           [X] PLEASE MARK
                                                            YOUR VOTE
                                                            LIKE THIS

APPROVAL of the Merger Agreement     FOR  [ ]     AGAINST  [ ]     ABSTAIN  [ ]

Signature(s) ____________________________________________                   Date
__________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.